Camber Energy Inc. - S-8

EXHIBIT 5.1

March 29, 2017

Camber Energy, Inc.

450 Gears Road, Suite 860

Houston, Texas 77067

Re: Registration Statement on Form S-8 of Camber Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel for Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 905,000 shares of common stock, $0.001 par value (the “Shares”) of the Company, pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2017, which Shares may be issued from time to time in accordance with the terms of the Company’s 2014 Stock Incentive Plan, as amended (as so amended, the “Plan”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Plan, and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plan are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the applicable Plan; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (6) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (7) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities.

Camber Energy, Inc.

March 29, 2017

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized and when (a) the Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which any Share relates, and (b) the payment of the consideration for such Shares pursuant to the terms of such Plan have been made, such Shares will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

Our opinion expressed above is limited to Chapter 78 of the Nevada Revised Statutes, and we express no opinion with respect to the applicability of any other laws.

This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

Camber Energy, Inc.

March 29, 2017

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours.

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson